Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Tampa, FL – March 11, 2024 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a leading provider of liquid bulk transportation services in the energy industry for crude oil and petroleum products in the U.S. Flag markets, today reported results for the fourth quarter and full year 2023.

●	2023 net income was $62.5 million, or $0.77 per diluted share, compared to net income of $26.6 million, or $0.29 per diluted share, in 2022. Net income for the fourth quarter of 2023 was $20.4 million, or $0.26 per diluted share, compared to net income of $10.1 million, or $0.11 per diluted share, for the fourth quarter of 2022.

●	Full year Adjusted EBITDA(A), a non-GAAP measure, for 2023 was $175.7 million, an increase of $32.9 million, or 23.1%, from 2022. Fourth quarter 2023 Adjusted EBITDA was $47.3 million, an increase of $3.6 million, or 8.4%, from the fourth quarter of 2022.

●	Shipping revenues for 2023 were $451.9 million, a decrease of $14.9 million, or 3.2%, compared to 2022. Shipping revenues for the fourth quarter of 2023 were $116.0 million, a decrease of $5.7 million, or 4.7%, compared to the fourth quarter of 2022. The decreases in shipping revenues primarily resulted from fewer vessels in our fleet, as we redelivered three conventional tankers leased from American Shipping Company in December 2022.

●	Time charter equivalent (TCE) revenues(B), a non-GAAP measure, for 2023 were $423.5 million, a decrease of $2.8 million, or 0.7%, from $426.3 million in 2022. TCE revenues for the fourth quarter of 2023 were $110.1 million, a decrease of $4.0 million, or 3.5%, compared to the fourth quarter of 2022.

●	Total cash and investments(c) were $91.2 million as of December 31, 2023.

●	In October 2023, the Company prepaid, at a discount, $5.6 million to subsidiaries of American Shipping Corporation representing all of its remaining outstanding deferred payment obligations, recognizing a gain of $912 thousand.

●	In November 2023, the Company purchased the Alaskan Frontier for $20.0 million. The Company plans to make significant investments in the vessel for it to begin commercial trade by the fourth quarter of 2024.

●	On December 6, 2023, the Company’s Board of Directors declared a cash dividend of $0.06 per share on the Company’s Class A common stock, which was paid on January 4, 2024.

●	During the fourth quarter of 2023, the Company repurchased 1,425,000 shares for total consideration of $6.8 million. As of December 31, 2023, the Company had 70,946,476 common shares outstanding compared to 78,297,439 at the end of 2022, a 9.4% reduction, as a result of 2023 repurchases of the Company’s common stock.

Sam Norton, OSG’s President and CEO, said, “Following the positive results reported, it would be appropriate to state that we have ‘stuck the landing’ with our 4th quarter performance. The quarter’s contribution led to meeting our adjusted EBITDA target of $175mm for the full year, a 23.1% gain over 2022, despite having three fewer vessels in operation in 2023. The benefits of charterparties fixed at escalating rates over the past several quarters are now being realized, producing strong cashflow and providing the means to make continued progress in meeting our key capital allocation goals. Previously announced capital investments in our Alaska class vessels, the purchase of 1.425 million shares during the 4th quarter, and the approval of the first dividend payment in many years underscore this point.”

Mr. Norton continued, “Strong fundamentals have continued to support charterer interest in our vessels. Significantly, at year end, we agreed to employ the Alaskan Explorer to transport US Gulf Coast crude oil to one of our Delaware Bay refining customers, demonstrating the existence of employment options for this class of vessel outside of its traditional Alaskan market. Taken together with three other vessel fixtures concluded in early 2024, OSG has added 116 months of forward charter cover since our last earnings report, increasing the value of our forward charter book to over $860 million in time charter equivalent earnings as of the beginning of March 2024.”

Mr. Norton concluded by stating, “We couldn’t be more pleased with our 2023 results and believe we are well-positioned now, and over the long term, to generate strong cash flows in what we expect to be a durably balanced market characterized by stable demand and constrained supply.”

The Company also recently exercised its first option to extend the bareboat charter of the Overseas Tampa with its vessel owner for a 5-year option period , commencing June 2025 until June 2030. Additional options to extend remain.

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Full Year 2023 Results

Shipping revenues were $451.9 million for 2023, down 3.2% compared with 2022. TCE revenues for 2023 were $423.5 million, a decrease of $2.8 million, or 0.7%, compared with 2022. The decreases primarily resulted from (a) fewer vessels in our fleet, as we redelivered three conventional tankers leased from American Shipping Company in December 2022, (b) a 24-day increase in drydock days, and (c) fewer U.S. Military Sealift Command voyages, which were longer international voyages, during 2023 compared to 2022. The decreases were partially offset by a 297-day decrease in layup days. We had no vessels in layup during 2023. During the first quarter of 2022, we had two vessels in layup for the full quarter and two additional vessels that came out of layup in January 2022 and late February 2022. Our remaining two vessels in layup returned to service in May 2022. Additionally, the decreases were partially offset by (a) an increase in average daily rates earned by our fleet, (b) an increase in Delaware Bay lightering volumes, and (c) an 11-day decrease in repair days.

Operating income for 2023 was $96.9 million, compared to operating income of $63.2 million for 2022. Net income for 2023 was $62.5 million, or $0.77 per diluted share, compared with net income of $26.6 million, or $0.29 per diluted share, for 2022. The increases in operating and net income primarily reflected decreases in voyage, vessel, and charter hire expenses of $46.4 million when compared to 2022. The decrease in voyage expenses was primarily due to decreases in fuel and port expenses, as our vessels performed fewer voyage charters during 2023 compared to 2022. The decreases in vessel and charter hire expenses were primarily due to the redelivery of three conventional tankers referred to above.

Adjusted EBITDA was $175.7 million for 2023, an increase of $32.9 million compared with 2022.

Fourth Quarter 2023 Results

Shipping revenues were $116.0 million for the fourth quarter of 2023, a decrease of $5.7 million, or 4.7%, compared to the fourth quarter of 2022. TCE revenues were $110.1 million for the fourth quarter of 2023, a decrease of $4.0 million, or 3.5%, from the fourth quarter of 2022. The decreases primarily resulted from fewer vessels in our fleet, due to the redelivery of three conventional tankers discussed above and a 29-day increase in drydock days. The decrease was partially offset by an increase in average daily rates earned by our fleet and an increase in Delaware Bay lightering volumes.

Operating income for the fourth quarter of 2023 was $25.9 million compared to operating income of $20.4 million for the fourth quarter of 2022. Net income for the fourth quarter of 2023 was $20.4 million, or $0.26 per diluted share, compared with net income of $10.1 million, or $0.11 per diluted share, for the fourth quarter of 2022. The increases in operating and net income primarily reflected decreases in voyage, vessel, and charter hire expenses of $9.9 million when compared to the fourth quarter of 2022. The decrease in voyage expenses was primarily due to decreases in fuel and port expenses, as our vessels performed fewer voyage charters during the fourth quarter of 2023 compared to the fourth quarter of 2022. The decreases in vessel and charter hire expenses were primarily due to the redelivery of three conventional tankers referred to above.

Adjusted EBITDA was $47.3 million for the 2023 fourth quarter, an increase of $3.6 million compared with the fourth quarter of 2022, driven primarily by the increases in operating and net income.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2023 results at 9:30 a.m. Eastern Time on Monday, March 11, 2024.

To access the call, participants should dial (844) 850-0546 for U.S. callers and (412) 317-5203 for international callers.

Participants have an option of calling in to listen or watching a live audio webcast and slide presentation available at the Investors section of the Company’s website located at www.osg.com/investors. A replay of the webcast will also be available on the website after the completion of the call.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing liquid bulk transportation services in the U.S. Flag markets. OSG’s U.S. Flag fleet consists of Suezmax crude oil tankers, conventional and lightering ATBs, shuttle and conventional MR tankers, and non-Jones Act MR tankers that participate in the U.S. Tanker Security Program.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical fact should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the continued stability of our niche businesses, the impact of our time charter contracts on our future financial performance, and external events including geopolitical conflicts such as the Russia/Ukraine conflict and recent developments in the Middle East. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in our filings with the SEC. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)
Shipping Revenues:
Time and bareboat charter revenues	$94,922	$94,394	$359,543	$327,329
Voyage charter revenues	21,098	27,363	92,328	139,471
	116,020	121,757	451,871	466,800

Operating Expenses:
Voyage expenses	5,932	7,659	28,344	40,472
Vessel expenses	42,908	46,285	166,246	176,666
Charter hire expenses	16,983	21,760	64,971	88,849
Depreciation and amortization	17,664	19,579	67,164	70,637
General and administrative	6,612	6,056	28,223	26,985
Total operating expenses	90,099	101,339	354,948	403,609
Operating income from vessel operations	25,921	20,418	96,923	63,191
Other income, net	2,483	2,678	6,666	3,327
Income before interest expense and income taxes	28,404	23,096	103,589	66,518
Interest expense, net	(7,196)	(8,191)	(31,216)	(33,060)
Income before income taxes	21,208	14,905	72,373	33,458
Income tax expense	(788)	(4,820)	(9,919)	(6,894)
Net income	$20,420	$10,085	$62,454	$26,564

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	72,377,107	84,902,097	78,485,954	89,556,195
Diluted - Class A	75,294,158	87,380,404	81,231,761	91,400,041
Per Share Amounts:
Basic net income - Class A	$0.28	$0.12	$0.80	$0.30
Diluted net income - Class A	$0.26	$0.11	$0.77	$0.29

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Consolidated Balance Sheets

($ in thousands)

	December 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$76,257	$78,732
Investment security to be held to maturity	14,900	—
Voyage receivables, including unbilled of $4,976 and $11,364, net of reserve for credit losses	17,362	19,698
Income tax recoverable	407	1,914
Other receivables	3,140	5,334
Prepaid expenses	662	385
Inventories and other current assets	1,860	2,283
Total Current Assets	114,588	108,346
Vessels and other property, less accumulated depreciation and amortization	699,032	726,179
Deferred drydock expenditures, net	44,827	38,976
Total Vessels, Deferred Drydock and Other Property	743,859	765,155
Intangible assets, less accumulated amortization	13,417	18,017
Operating lease right-of-use assets	172,703	206,797
Investment security to be held to maturity	—	14,803
Other assets	34,317	25,945
Total Assets	$1,078,884	$1,139,063
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$60,911	$54,906
Current installments of long-term debt	43,305	23,733
Current portion of operating lease liabilities	65,272	63,288
Current portion of finance lease liabilities	—	4,000
Total Current Liabilities	169,488	145,927
Reserve for uncertain tax positions	285	175
Long-term debt, net	357,406	399,630
Deferred income taxes, net	79,373	70,233
Noncurrent operating lease liabilities	107,911	149,960
Noncurrent finance lease liabilities	—	16,456
Other liabilities	10,368	16,997
Total Liabilities	724,831	799,378
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 89,545,535 and 88,297,439 shares issued; 70,946,476 and 78,297,439 shares outstanding)	895	883
Paid-in additional capital	588,361	597,455
Accumulated deficit	(174,825)	(233,023)
Treasury stock, 18,599,059 and 10,000,000 shares, at cost	(64,380)	(29,040)
	350,051	336,275
Accumulated other comprehensive income	4,002	3,410
Total Equity	354,053	339,685
Total Liabilities and Equity	$1,078,884	$1,139,063

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Consolidated Statements of Cash Flows

($ in thousands)

	Years Ended December 31,
	2023	2022	2021
Cash Flows from Operating Activities:
Net income/(loss)	$62,454	$26,564	$(46,252)
Items included in net income not affecting cash flows:
Depreciation and amortization	67,164	70,637	61,823
Bad debt recovery	—	—	(1,080)
Amortization of debt discount and other deferred financing costs	1,142	1,129	2,099
Compensation relating to restricted stock, stock unit and stock option grants	3,471	3,574	2,232
Deferred income tax expense/(benefit)	8,974	6,347	(18,236)
Interest on finance lease liabilities	917	1,618	1,799
Non-cash operating lease expense	65,751	89,127	90,863
Items included in net income related to investing and financing activities:
Gain on prepayment of deferred payment obligations	(912)	—	—
Loss on extinguishment and prepayments of debt, net	—	—	5,295
Loss on disposal of vessels and other property, including impairments, net	—	—	6,276
Payments for drydocking	(23,138)	(17,231)	(19,037)
Changes in operating assets and liabilities:
Operating lease liabilities	(73,074)	(99,808)	(92,634)
Decrease/(increase) in receivables	2,336	(5,112)	(384)
Increase/(decrease) in income tax receivable	1,507	(32)	(1,495)
(Decrease)/increase in deferred revenue	(6,026)	3,435	9,666
Net change in other operating assets and liabilities	(7,608)	(7,425)	(12,767)
Net cash provided by/(used in) operating activities	102,958	72,823	(11,832)
Cash Flows from Investing Activities:
Expenditures for vessels and vessel improvements	(30,789)	(6,354)	(7,793)
Purchase of investment security to be held to maturity	—	(14,794)	—
Proceeds from disposal of vessels and other property	—	—	32,128
Net cash (used in)/provided by investing activities	(30,789)	(21,148)	24,335
Cash Flows from Financing Activities:
Payments on debt	(23,730)	(22,222)	(33,316)
Tax withholding on share-based awards	(1,168)	(496)	(402)
Payments on principal portion of finance lease liabilities	(2,964)	(4,161)	(4,161)
Deferred financing costs paid for debt amendments	(58)	(277)	(2,465)
Purchases of treasury stock	(35,340)	(29,040)	—
Purchases of treasury stock and Class A warrants	(11,384)	—	—
Extinguishment of debt and prepayments	—	—	(277,520)
Issuance of debt, net of issuance and deferred financing costs	—	—	321,531
Extinguishment of debt costs paid	—	—	(2,736)
Net cash (used in)/provided by financing activities	(74,644)	(56,196)	931
Net (decrease)/increase in cash and cash equivalents	(2,475)	(4,521)	13,434
Cash and cash equivalents at beginning of year	78,732	83,253	69,819
Cash and cash equivalents at end of year	$76,257	$78,732	$83,253

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months and fiscal year ended December 31, 2023 and the comparable periods of 2022. Revenue days in the quarter ended December 31, 2023 totaled 1,768 compared with 2,023 in the prior year quarter. Revenue days in the fiscal year ended December 31, 2023 totaled 7,026 compared with 7,739 in the prior year. A summary fleet list by vessel class can be found later in this press release.

	2023		2022
For the three months ended December 31,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act MR Product Carriers:
Average rate	$—	$69,898	$15,851	$62,916
Revenue days	—	887	52	1,055
Non-Jones Act MR Product Carriers:
Average rate	$37,581	$53,374	$48,062	$36,401
Revenue days	184	92	184	89
ATBs:
Average rate	$59,125	$45,600	$32,744	$41,054
Revenue days	11	253	92	183
Lightering:
Average rate	$96,986	$—	$80,352	$—
Revenue days	88	—	92	—
Alaska (a):
Average rate	$—	$60,746	$—	$60,113
Revenue days	—	253	—	276

	2023		2022
For the years ended December 31,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act MR Product Carriers:
Average rate	$64,906	$66,780	$50,676	$60,908
Revenue days	40	3,545	644	3,621
Non-Jones Act MR Product Carriers:
Average rate	$36,827	$57,768	$45,562	$31,290
Revenue days	861	166	730	361
ATBs:
Average rate	$59,125	$44,083	$37,579	$37,490
Revenue days	11	990	267	690
Lightering:
Average rate	$93,031	$—	$75,965	$—
Revenue days	363	—	365	—
Alaska (a):
Average rate	$—	$60,449	$—	$59,880
Revenue days	—	1,050	—	1,061

(a) Excludes one Alaska class vessel currently in layup.

OSG has realigned some of its vessels in the analytical tables to reflect their current employment. The tables affected in the press release are the TCE Spot and Fixed Rate table and the Vessel Operating Contribution table. Prior year information has been revised to conform with the current presentation.

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Fleet Information

As of December 31, 2023, OSG’s operating fleet consisted of 21 vessels, 13 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at December 31, 2023
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
MR Product Carriers (1)	5	8	13	619,854
Crude Oil Tankers (2)	4	—	4	772,194
Refined Product ATBs	2	—	2	54,182
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	13	8	21	1,537,342

(1) Includes two owned shuttle tankers, eight chartered-in tankers, and three non-Jones Act MR tankers that participate in the Tanker Security Program or are on time charter to the U.S. Military Sealift Command.

(2) Includes two crude oil tankers doing business in Alaska, one crude oil tanker, Alaskan Frontier, purchased in November 2023 from BP Oil Shipping Company, USA and has been in cold layup in Malaysia since 2019, and one crude oil tanker in service on the East Coast.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Time charter equivalent revenues	$110,088	$114,098	$423,527	$426,328
Add: Voyage expenses	5,932	7,659	28,344	40,472
Shipping revenues	$116,020	$121,757	$451,871	$466,800

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Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses. The Company changed the presentation of the table below in 2023 to reflect the current business operations of the Company’s vessels. Accordingly, prior period amounts have been updated to conform to current period presentation.

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2023	2022	2023	2022
Specialized businesses	$28,151	$31,725	$116,463	$121,112
Jones Act MR tankers	13,668	7,793	46,536	17,957
Jones Act ATBs	8,378	6,535	29,311	21,744
Vessel operating contribution	50,197	46,053	192,310	160,813
Depreciation and amortization	17,664	19,579	67,164	70,637
General and administrative	6,612	6,056	28,223	26,985
Operating income from vessel operations	$25,921	$20,418	$96,923	$63,191

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income or cash flows from operations as determined in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2023	2022	2023	2022
Net income	$20,420	$10,085	$62,454	$26,564
Income tax expense	788	4,820	9,919	6,894
Interest expense, net	7,196	8,191	31,216	33,060
Depreciation and amortization	17,664	19,579	67,164	70,637
EBITDA	46,068	42,675	170,753	137,155
Amortization classified in charter hire and vessel expenses	274	318	1,094	862
Interest expense classified in charter hire expenses	—	284	426	1,219
Non-cash stock based compensation expense	915	337	3,471	3,574
Adjusted EBITDA	$47,257	$43,614	$175,744	$142,810

(C) Total Cash and Investments

($ in thousands)	December 31, 2023	December 31, 2022
Cash and cash equivalents	$76,233	$78,680
Restricted cash	24	52
Investment security to be held to maturity	14,900	14,803
Total cash and investments	$91,157	$93,535

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